EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White
President and CEO
Phone: 908/206-3700

TRANSTECHNOLOGY ANNOUNCES SETTLEMENT OF US GOVERNMENT INVESTIGATION

Union, New Jersey – June 7, 2005 – TransTechnology Corporation (OTC: TTLG) announced today that it has reached an agreement in principle with the United States Department of Justice relative to the civil and contractual issues arising from the government’s investigation of the overhaul and repair business of the company’s Breeze-Eastern division that began in September 2003. The criminal aspects of the investigation were closed in March 2005 without the government bringing any charges or other actions against the company. Under the terms of the civil settlement, the company will pay the government $1.0 million, and will rebuild, at no charge to the government, three rescue hoists that were disassembled by the government as part of its investigation. The monetary part of the settlement will be paid in three installments: $100,000 upon execution of the settlement agreement; $300,000 on March 30, 2006; and $600,000 on September 30, 2006. The company expects, in connection with the settlement described above and associated costs of approximately $200,000, to report an $800,000 after tax, or $.12 per share, charge in its results for the fourth quarter ended March 31, 2005 as a result of this settlement.

Robert L.G. White, President and CEO of TransTechnology, stated, “We are very pleased that the investigation has been concluded. The investigation and the company’s actions in responding to it have been costly to our company and distracting to our management, employees and customers. However, the top to bottom review we have performed and the operational changes we have implemented as a result have strengthened our company and provided us with renewed confidence that our equipment is the best it can be. We take pride in the fact that, during this investigatory process, there were no safety issues identified and we continued to receive and fulfill equipment orders from the government. Our equipment retains its high regard by rescue

700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 www.transtechnology.com

TransTechnology Corporation Press Release June 7, 2005	Page 2 of 2

crews throughout the world. We will continue to focus on the growth and improvement of our business in order to provide the best possible products and service to our customers, opportunities for growth and development to our employees, and increased shareholder value to our owners.”

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 175 people at its facility in Union, New Jersey, reported sales from continuing operations of $64.6 million in the fiscal year ended March 31, 2004.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and on the Form 10-Q for the third quarter ended December 26, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

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